UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2013, Grandparents.com, Inc. (the “Company”) executed three Demand Promissory Notes (the “Notes”) in the aggregate amount of $75,000. One Note was issued in favor of Steven Leber, the Company’s Chairman and Co-Chief Executive Officer, one Note in favor of Dr. Robert Cohen, a member of the Company’s Board of Directors, and one Note in favor of Mel Harris, a beneficial owner of more than 5% of the Company’s outstanding shares of common stock and advisor to the Company. Each Note has an original principal amount of $25,000, bears interest at a rate of ten percent (10%) per annum, is unsecured, and is payable upon demand. The issuance of the Notes was unanimously approved by the Company’s Board of Directors on June 12, 2013.

A form of the Note is attached as Exhibit 10.1 to this current report and is incorporated herein by reference. The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained in Item 1.01 above are incorporated into this item by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Demand Promissory Note, dated June 12, 2013, issued by Grandparents.com in the original principal amount of $25,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2013	GRANDPARENTS.COM, INC.

	By:	/s/ Steven Leber
Steven Leber
Chairman & Co-CEO